UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 ______________________________________________________________________ FORM 8-K _______________________________________________ CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): February 5, 2025 _______________________________________________ Markel Group Inc. (Exact name of registrant as specified in its charter) _______________________________________________ Virginia 001-15811 54-1959284 (State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.) 4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (804) 747-0136 Not Applicable (Former name or former address, if changed since last report) _______________________________________________ Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Symbol(s) Name of each exchange on which registered Common Stock, no par value MKL New York Stock Exchange Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events. On February 5, 2025, Markel Group Inc. (the Company) issued a press release announcing that the Company will conduct a review of its business. The Company’s Board of Directors will lead this review, assisted by external consultants and advisors, with the foremost focus being the performance of the Company’s specialty insurance business. Additionally, as part of the review, the Company will consider ways to simplify its structure, optimize its approach to capital allocation, and enhance its disclosures. During the pendency of the review, the Company expects to focus capital deployment on repurchasing shares under the $2 billion share repurchase program announced November 13, 2024. A copy of the press release is filed as Exhibit 99.1 and is incorporated into this Item 8.01 by reference. Item 9.01 Financial Statements and Exhibits. Exhibit No. Description 99.1 Press Release issued February 5, 2025 104 Cover Page Interactive Data File (embedded within the Inline XBRL document) 2

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. MARKEL GROUP INC. February 5, 2025 By: Name: Richard R. Grinnan Title: Senior Vice President, Chief Legal Officer and Secretary